UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2014 (December 3, 2014)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (“Annual Meeting”) of Harman International Industries, Incorporated (the “Company”) was held on December 3, 2014. Only stockholders of record as of the close of business on October 7, 2014 were entitled to vote at the Annual Meeting. As of the record date, 68,506,141 shares of common stock were outstanding and entitled to vote. At the Annual Meeting, 61,715,155 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

At the Annual Meeting, stockholders considered the following proposals:

•	the election of nine director nominees;

•	the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015; and

•	an advisory vote to approve the compensation of the Company’s named executive officers.

The results of the matters voted on by the stockholders are set forth below.

1. The Company’s stockholders elected the nine director nominees with the following votes:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Adriane M. Brown	58,532,851	62,650	224,754	2,894,900
John W. Diercksen	58,532,552	61,243	226,460	2,894,900
Ann McLaughlin Korologos	57,313,292	1,282,507	224,456	2,894,900
Edward H. Meyer	57,357,299	1,235,955	227,001	2,894,900
Dinesh C. Paliwal	57,201,097	1,386,059	233,099	2,894,900
Kenneth M. Reiss	58,518,351	82,294	219,610	2,894,900
Hellene S. Runtagh	58,522,165	80,157	217,933	2,894,900
Frank S. Sklarsky	58,541,168	61,195	217,892	2,894,900
Gary G. Steel	58,530,358	71,937	217,960	2,894,900

2. The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015 with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
60,888,755	607,778	218,622	0

3. The Company’s stockholders approved, by advisory vote, the compensation of the Company’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
54,801,389	3,611,771	407,095	2,894,900

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: December 5, 2014